UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/A
(Amendment No.2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2010

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 204, Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 317-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This Amendment No. 2 to Form 8-K is being filed to amend the Amended Current Report filed on February 23, 2011 in response to comments received from the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

(a)    Effective November 30, 2010, the Registrant completed the merger (“Merger”) by and among the Registrant, G8 Acquisition Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of the Registrant (“G8S”), and Guardian 8 Corporation, a Nevada corporation (“Guardian 8”).

(b)(d)  In conjunction with the completion of the merger with Guardian 8, the Registrant acquired all of the outstanding assets of Guardian 8 (through the acquisition of 100% of the ownership of Guardian 8) for 25,540,000 shares of the Registrant’s common stock. Under the terms of the Merger, Guardian 8 merged with G8S to become a wholly-owned subsidiary of the Registrant and the separate corporate existence of G8S ceased concurrent with closing the Merger. The Merger Agreement and Articles of Merger are attached hereto as Exhibits 2.1 and 2.2, respectively.

(b)   There were no material relationships between the stockholders of Guardian 8 and the Registrant prior to completion of the merger. However, Mr. Kyle Edwards, former CEO and a director of the Registrant, did remain a director of the post-merger company. In addition, the Registrant’s counsel (DeMint Law, PLLC) and independent registered public accounting firm (Weaver & Martin, LLC) were engaged by both the Registrant and Guardian 8.

(f)   Guardian 8 Corporation has developed what it believes to be a unique and novel mobile/compact personal security device that may be used to draw attention and discourage attack. The device, known as the “PERSONAL SECURITY GUARDIAN”, will employ several countermeasures to allow a user to ward off an eminent attack. A further explanation of Guardian 8’s business operations is described below under Item 5.06.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrent with the closing of the Merger discussed in Item 2.01 above, the Registrant implemented a 1-for-4.4 reverse stock split of all of its outstanding shares of common stock as of November 26, 2010. A majority of the Company’s stockholders granted discretionary authority to the board of directors to implement the reverse split by written consent on November 26, 2010.

Pursuant to the terms of the Merger, the Registrant agreed to issue 25,540,000 shares of its common stock, following completion of the 1-for-4.4 reverse stock split, in exchange for 100% of the outstanding shares of common stock of Guardian 8.   The Registrant believes that the issuance of the shares described above was exempt from registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 506. The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make their investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipients, immediately prior to issuing the shares, had such knowledge and experience in the Registrant’s financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with the Registrant’s management on several occasions prior to their investment decision.

Item 5.01 Changes in Control of Registrant.

Pursuant to the closing of the Merger described in Item 2.01 above, the stockholders of Guardian 8 became stockholders of the Registrant. The shares of common stock issued to the stockholders of Guardian 8 represents approximately 95% of the post-merger entity. As a result of the Merger there was a change of Control of the Registrant.

The following table presents information, to the best of the Registrant’s knowledge, about the beneficial ownership of its common stock following completion of the Merger, held by those persons known to beneficially own more than 5% of its capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 26,802,318 shares of common stock outstanding after completion of the Merger.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the shareholder has a right to acquire within 60 days after November 30, 2010 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Steve Cochennet, CEO/President and Director	4,149,500	15.5%
Kyle Edwards, Director	340,911	1.3%
Loren Moll, Director	-0-	*
James G. Miller, Director	1,510,000	5.6%

Directors, Officers and Beneficial Owners as a Group	6,000,411	22.4%
* Indicates less than one percent.

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of the Registrant, 11900 College Blvd, Suite 204, Overland Park, KS  66210.

(2)	Figures are rounded to the nearest tenth of a percent.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a) Resignation of Directors

Effective November 26, 2010, Peter Maheu, Dennis Nelson, Michael Pate, Michael Spriggs, Julie Hakman and Beverly Griffin resigned as members of the Registrant’s board of directors. The Registrant is not aware of any disagreement any of the above persons may have with it on any matter relating to the Registrant’s operations, policies or practices.

(b) Resignation of Officers

On November 26, 2010, the Registrant’s Secretary, Julie Hakman, gave notice of her resignation, effective immediately.

On November 26, 2010, the Registrant’s Treasurer and principal financial officer, Peter Maheu, gave notice of his resignation, effective immediately.

(c) Election of a New Officer

Concurrent with closing of the Merger, the Registrant’s board of directors, appointed Mr. Steve Cochennet as the Registrant’s Chief Executive Officer, President, Secretary and Treasurer.

Steve Cochennet. Mr. Cochennet has been the Chief Executive Officer, President, Secretary, Treasurer and Chairman of Guardian 8 Corporation since its incorporation in June of 2009. Mr. Cochennet was the President, Chief Executive Officer, Secretary, Treasurer and Chairman of EnerJex Resources, Inc., a publicly traded and SEC registered company, from August 2006 to December 31, 2010. Prior to joining EnerJex, Mr. Cochennet was President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC through which he supported a number of clients that included Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided included strategic planning, capital formation, corporate development, executive networking and transaction structuring. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new start up operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.  Mr. Cochennet’s experience as a public company director and the fact he has been an officer and director of Guardian 8 since inception led the Registrant to conclude Mr. Cochennet had the experience, qualifications, attributes and skills to be an executive officer and director of the Registrant.

(d) Appointment of Directors

Concurrent with closing of the Merger, the Registrant’s remaining board member (Kyle Edwards) appointed Steve Cochennet, Loren Moll and James Miller to fill the vacancies on the board of directors for the Registrant. Messrs. Cochennet, Moll and Miller’s terms will continue until the next annual stockholder’s meeting or until their respective successors are duly appointed. There are no arrangements or understandings between any of Messrs. Cochennet, Moll or Miller and any other persons pursuant to which they were elected to serve on the Registrant’s board. There are no compensatory arrangements with Messrs. Cochennet, Moll or Miller at this time.

Steve Cochennet. See resume above.

Loren Moll. Since November 1996, Mr. Moll has been a partner of Caldwell & Moll, L.C., a law firm in Overland Park, Kansas.  Mr. Moll has 24 years of experience in the practice of law. His practice has focused on the representation of small businesses and entrepreneurs concerning a wide array of both every day and complex legal issues.   In addition to practicing law, since 2003 Mr. Moll has served as a director of Petrol Oil and Gas, Inc., a publicly traded energy development company, where he has also served as President and CEO.  Prior to starting his own law firm, Mr. Moll was an associate attorney at Bryan Cave LLP and partner of Lewis, Rice and Fingersh, L.C.  Mr. Moll graduated from the University of Kansas with a Bachelor of Arts degree and a Juris Doctorate. Mr. Moll’s experience as a public company director and legal background led the Registrant to conclude Mr. Moll had the experience, qualifications, attributes and skills to be a director of the Registrant. Mr. Moll’s experience as a public company director and legal background led the Registrant to conclude Mr. Moll had the experience, qualifications, attributes and skills to be a director of the Registrant.

James Miller. Jim was a Director and founder of Guardian 8 Corporation. Mr. Miller retired in 2002 as Chief Executive of Utilicorp United’s business unit responsible for the Company’s electric generation, and electric and natural gas transmission and distribution assets serving 1.3 million customers in seven mid-continent states. He joined Utilicorp in 1989 and served as President of Michigan Gas Utilities until 1991, and then served as President of Utilicorp’s WestPlains Energy division from 1991 to 1994.  Before joining Utilicorp as part of the acquisition of Michigan Gas Utilities, he served as that Company’s President from 1983 to 1989. Miller has served on Boards of Directors of Corporations listed on the NYSE, NASDAQ and the Australian Stock Exchange. Current business activities include ownership of retail, real estate and ranch businesses, and equity investments in several start-up companies.  He also serves as a director, trustee or member of several community and charitable organizations.  Miller holds a BS degree in electrical engineering and a MBA in management from the University of Wisconsin. Mr. Miller’s experience as a public company director and general business background led the Registrant to conclude Mr. Miller had the experience, qualifications, attributes and skills to be an executive officer and director of the Registrant. Mr. Miller’s experience as a public company director and general business background led the Registrant to conclude Mr. Miller had the experience, qualifications, attributes and skills to be an executive officer and director of the Registrant.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 29, 2010, the Company amended its articles of incorporation to (i) change its name to “Guardian 8 Holdings”, (ii) implement a 1-for-4.4 reverse stock split of its outstanding shares of common stock effective November 26, 2010, and (iii) opt out of certain provisions of Nevada law regarding transactions with stockholders. A copy of the amendment to the articles of incorporation is attached hereto as Exhibit 3.1.

Item 5.06 – Change in Shell Company Status.

Before completion of the Merger described in Item 2.01 above, the Registrant was considered a “shell company” (as such defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  The Registrant has ceased to be a “shell company” as a result of the Merger.

DESCRIPTION OF GUARDIAN 8’S BUSINESS

Overview

Guardian 8 Corporation was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation. In August 2009, we changed our name to Guardian 8 Corporation. Our principal executive offices are located in Overland Park Kansas. We maintain a website at www.guardian8.com. The information on our website is not part of this current report.

The Guardian 8 Device

The “PERSONAL SECURITY GUARDIAN” device is a personal security device that incorporates countermeasures to help defend against personal attacks, including alarms to frighten the attacker and/or alert others, latest technology utilizing LED lights to momentarily visually incapacitate a would be attacker as well as GPS, audio/visual communications and Bluetooth  technology advising others of the incident. The device’s general objective is to provide an enhanced personal security device that has a plurality of security functions.

The desire for personal security is a burgeoning one resulting in personal security devices being available on the marketplace. Such devices range from weapons designed to inflict harm on an attacker to alarms designed to call attention to the situation at hand so as to dissuade an attacker from further aggression.

Although such devices are assumably effective in operation, it is desirable to have a device which presents a plurality of security functions which allow the user to defend against dangerous situations and communicate the impending situation in various audio and visual forms to others.

In response to this perceived need, we have developed a personal security device which presents a multitude of security features including weapon-type functions, visual and audio alarms and audio and visual recordings for transmission to 9-1-1 or other preselected numbers. Such functions may either be initiated by the user or automatically activated during physical confrontations. The device is in the form of a pistol configuration which enables the user to better manipulate the device and control the available functions.

Additional significant objectives of the device are:

•	to provide countermeasures that can momentarily incapacitate attackers and inflict physical harm;

•	to activate audio and/or visual alarms so as to call attention to the altercation and/or frighten the attacker;

•	to provide a device that enables the user to accurately direct pepper-spray upon the attacker with a tracer substance to assist in subsequent identifications;

•
to provide a device that links with a cell phone using Bluetooth technology so as to automatically alert 9-1-1 as to your location and/or send prerecorded audio messages, and audio and visual recordings of the altercation to 9-1-1 or other preselected numbers;

•	to provide a security device that transmits the audio/or visual recordings as well as GPS location;

•	to provide a security device that provides a direct voice communication link with 9-1-1 or other preselected numbers; and

•	to provide a device that can be user activated or automatically activated if the item is thrown at the attacker or jostled during an altercation.

Recent Developments

We have completed the initial design and tooling for the first product under development.  We have received two working prototypes and should be receiving 6-8 more working prototypes by February 15.  We plan to test these prototypes through a number of different venues to collect feedback and input on suggested design changes, as well as develop training manuals for use of the product. Once completed a production run of approximately 100 units will be completed to begin phase two of testing. Once phase two is complete (projected to before the end of the second quarter of 2011), the company intend to make the first production run of approximately 2,000 units and anticipates to be selling product in the second or third quarters 2011.

We have filed with U.S. Customs, the Federal Communications Commission, and Federal Trade Commission to obtain all approvals necessary to import our product once production commences. We have also entered into a contract to secure warehousing and distribution, once inventory becomes available.

Warranty

We intend to offer a one year limited warranty on our device. After the warranty expires, if the device fails to operate properly for any reason, we intend to replace the device either at a discounted price depending on when the product was placed in service or for a flat fee. These fees are intended to cover the handling and repair costs and include a profit. We believe this policy will be attractive to our customers. In particular, it avoids disputes regarding the source or cause of any defect. Extended warranties which provide additional coverage beyond the limited warranty, ranging from one to four years are anticipated to be also offered for specified fees.

Sales and Marketing

We plan to approach the market on three fronts; (i) The Private Security Market, (ii) National Accounts, and (iii) the Retail Market. We are currently in discussion with several large private security firms about testing the product as well as support for training. We intend to begin discussions with potential National Accounts targets once the testing phase for our product has been completed. We have engaged a marketing and advertising firm to assist in evaluating and implementing marketing and advertising strategies.  We have also engaged the services of a former executive of a personal defense device manufacturer to assist in our marketing to the private security market.

United States Distribution

Initially we intend to focus on the personal and consumer defense market as our primary target. We plan to market and sell our device to the commercial market through a combination of internet sales, infomercials, Home Shopping Network, magazine advertisements, stores licensed to sell firearms and other personal defense products, mall kiosks, direct sales, distributors, a contracted sales force and potentially to large retail box stores.

We will need to design and implement a variety of marketing initiatives to support sales of our device. We may produce an infomercial, if we maintain sufficient funds, which will air in initially in selected markets and if successful will target a nationwide campaign.

International Distribution

For foreign sales we intend to utilize an established distributor such as Non-Lethal Solutions, Inc. or similar company.

                We intend to market and distribute our device in foreign markets through a network of distributors. For geographical and cultural reasons, it is anticipated that our distributors, when established, will usually have a territory defined by their country’s borders. These distributors will market our device where allowed by law.

Manufacturing

We intend to outsource all of our component manufacturing and assembly at least for the foreseeable future. We currently are anticipating using Winkler Industrial Company Limited, subject to quote approval, to manufacture our initial device; however, we do not foresee any issues with locating additional manufactures of our device if and when the time arises.

Competition

Our device is anticipated to compete with other non-lethal weapons such as electronic control devices, batons, clubs, and chemical sprays; such as those sold by companies as Taser International, Armor Holdings, Inc., TigerLight, PepperBall Technologies, and FN Herstal. The primary competitive factors in the private citizen market include a device’s cost, effectiveness, safety and ease of use.

Regulation

United States Regulation

Our device will be subject to regulations; although it is anticipated that our device will not be considered to be a “firearm” by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives. Therefore, no Federal firearms-related regulations will apply to the sale and distribution of our device within the United States. In the 1980s however, many states introduced regulations restricting the sale and use of stun guns, inexpensive hand-held shock devices and electronic weapons. We believe existing stun gun laws and regulations do not apply to our device; however, laws and regulations pertaining to the use of pepper spray may.

As of December 31, 2008, state and local codes prohibit the possession of stun guns by the general public in Hawaii, Wisconsin, Michigan, Massachusetts, Rhode Island, New York, New Jersey and the District of Columbia as well as a number of counties, cities and towns.

We are also subject to environmental laws and regulations, including restrictions on the presence of certain substances in electronic products. Reference is made to Risk Factors, under the heading “Environmental laws and regulations subject us to a number of risks and could result in significant liabilities and costs”.

United States Export Regulation

 It is anticipated that our device will be considered a crime control product by the U.S. Government. Accordingly, the export of our device will be regulated under export administration regulations. As a result, we will be required to obtain export licenses from the Department of Commerce for all shipments to foreign countries other than Canada. The need to obtain these licenses may cause a material delay in our shipments.

Foreign Regulation

Foreign regulations, which may affect our device, are numerous and often unclear. We intend to engage distributors who are familiar with the applicable import regulations in each foreign market we enter, if any. Restrictions may prohibit certain sales of our products in a number of countries. We intend to rely on the distributors to inform us of those countries where our device is prohibited or restricted.

Intellectual Property

We intend to protect our intellectual property with U.S. and foreign patents and trademarks. Our pending patent application (application #12/490,461) relates to the PERSONAL SECURITY GUARDIAN device and we anticipate a first action from the patent office within 14 months. We also intend to rely on international treaties, organizations and foreign laws to protect our intellectual property. We intend to continuously assess whether and where to seek formal protection for particular innovations and technologies based on such factors as: the commercial significance of our operations and our competitors’ operations in particular countries and regions; our strategic technology or product directions in different countries; and the degree to which intellectual property laws exist and are meaningfully enforced in different jurisdictions.

Confidentiality agreements are intended to be used with employees, consultants and key suppliers to help ensure the confidentiality of our trade secrets.

Research and Development

We have not expended any significant cash resources on research and development since our incorporation in June of 2009. Our investment in research and development staff and equipment is anticipated to commence as our device gains market acceptance and we move into design and development of additional versions of our device or other products. Our return on this investment is intended to be realized over the long term, although new systems and technologies may have a more immediate impact on our business.

Employees

           We are a development stage company and currently have no employees. However, we utilize the services of several contract personnel and other professionals on an as needed basis. We are currently managed by Steve Cochennet. We look to Mr. Cochennet for his entrepreneurial, organizational and management skills. We plan to continue to use consultants, attorneys, engineers and accountants as necessary and do not plan to engage any full-time employees in the near term. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in the company, which would dilute the ownership interest of holders of existing shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the date of this current report, our common stock was not traded.

As of November 30, 2010, there were approximately 85 stockholders of our common stock.

DESCRIPTION OF CAPITAL STOCK

Authorized Shares of Capital Stock

Common Stock

We are a Nevada corporation and have authorized capital stock which consists of 100,000,000 shares of common stock, par value $0.001 per share.

Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally.  The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting.  However, in the case of certain fundamental matters such as certain amendments to the articles of incorporation and certain mergers and reorganizations, Nevada law and our bylaws require the favorable vote of at least a majority of all outstanding shares.  Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up, to share ratably in all assets remaining after payment of liabilities.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred Stock

Our articles of incorporation authorize the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•      adopt resolutions;
•      to issue the shares;
•      to fix the number of shares;
•      to change the number of shares constituting any series; and
•      to provide for or change the following:
-	the voting powers;
-	designations;
-	preferences; and
-	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
*      dividend rights (including whether dividends are cumulative);
*      dividend rates;
*      terms of redemption (including sinking fund provisions);
*      redemption prices;
*      conversion rights; and
*	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33⅓%
•	33⅓% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

•	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
•
does business in Nevada directly or through an affiliated corporation.  At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.  This Statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The Statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

•	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
•	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
•	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

•
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which she became an interested stockholder, whichever is higher;

•	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
•	if higher for the holders of Preferred Stock, the highest liquidation value of the Preferred Stock.

Dividends

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements section included elsewhere in this report.

Results of Operations for Guardian 8 Corporation for the Period Ended December 31, 2009 and For the Nine Months Ended September 30, 2010

We generated net losses of $229,705 for the period ended December 31, 2009, with further losses of $487,247 for the nine-months ended September 30, 2010. This equated to a total loss of $716,952 since our inception in June of 2009 through September 30, 2010. Our losses were generated from general and administrative expenses; however, did include research and development costs related to our product of $38,832 and $205,510 for the periods ended December 31, 2009 and September 30, 2010, respectively.

We anticipate continued losses from operations until such time as we generate revenues through the sale of our device.

Satisfaction of our cash obligations for the next 12 months.

Since our inception in June of 2009 through September 30, 2010, we raised approximately $965,000 through the sale of our common stock.  As of September 30, 2010, our cash balance was $380,414. Our plan for satisfying our cash requirements for the next twelve months is through the funds from our offerings, third party financing, and/or additional debt or equity financing. We anticipate sales-generated income during that same period of time, but may not generate sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

Since inception, we have financed cash flow requirements through the issuance of common stock for cash and services. As we continue to expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of revenues from our product sales, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings, giving consideration to loans and working diligently to move sales ahead to the extent necessary to provide working capital.

We anticipate incurring operating losses over the majority of the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and continue to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

As a result of our cash requirements and our lack of revenues, we anticipate continuing to issue stock in exchange for loans and/or equity financing, which may have a substantial dilutive impact on our existing stockholders.

Going Concern

The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of G8 as a going concern. We may not have a sufficient amount of cash required to pay all of the costs associated with operating and marketing of our product. Management intends to use borrowings and security sales to mitigate the effects of cash flow deficits, however no assurance can be given that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Expected purchase or sale of plant and significant equipment.

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through issuance of common stock and through September 30, 2010 had raised approximately $960,000 from two private placement offerings. Our cash balance as of September 30, 2010 was $380,414 and we anticipate this amount to satisfy our cash requirements through at least  September 30, 2011 . We have a monthly rent expense of $500 for our principal executive office and also pay our administrative support person approximately $2,000 per month for part time services. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of revenues from product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. We have also evaluated sources of inventory financing that will be implemented once we have orders for our product.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

We currently maintain an executive office at 11900 College Boulevard, Suite 204, Overland Park, Kansas  66210, telephone: (913) 317-8887. We have a month-to-month lease with rent of $500 for approximately 260 square feet of office space. Additionally, Mr. Cochennet occasionally will utilize his home to conduct business on our behalf.  Mr. Cochennet does not receive any remuneration for the use of his home. We do not believe that we will need to obtain additional office space at any time in the foreseeable future until our business plan is more fully implemented.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Our executive officers and directors, the positions held by them, and their ages are as follows:

Name	Age	Title
Steve Cochennet	53	CEO/President, Secretary, Treasurer and Chairman of the Board
James G. Miller	62	Director
Loren Moll	53	Director

Resumes of our officers and directors are included in Item 5.02 above.

Our board of directors has affirmatively determined that Messrs. Miller and Moll are independent directors, as defined by Section 803 of the American Stock Exchange Company Guide.

EXECUTIVE COMPENSATION

None of our current officers or directors receives any compensation for services rendered to the Company. We intend to recruit and retain additional management and employees once we are adequately capitalized and funds are available for the payment of salaries and other compensation. In addition, in the future we may issue shares of our common stock to compensate our officers and directors for services rendered on our behalf.

The following table sets forth summary compensation information for the period ended December 31, 2009 and nine months ended September 30, 2010 for our chief executive officer and vice president. We did not have any other executive officers as of the end of fiscal 2010 whose total compensation exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compen-sation ($)		Total ($)

Steve Cochennet	2010	$0	-	-	-		$0
President, Chief Executive Officer	2009	$0	-	-	$50,000	(1)	$50,000

Charles Andy Ross, Jr.(2)	2010	$33,500	-	-	-		$33,500
Former Vice President	2009	$35,000	-	-	-		$35,000

(1)	Mr. Cochennet was issued 2,000,000 shares of our common stock for services performed for us as our CEO and president. The shares were valued at $0.025 per share.
(2)	Mr. Ross was paid approximately $5,000 per month during the period from our inception through July of 2010 for his services to us as a vice president of operations.

Director Compensation

The following table sets forth summary compensation information for the period ended December 31, 2009 and nine months ended September 30, 2010 for each of our directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards (2) $	All Other Compensation $		Total $
Steve Cochennet	$-	$15,000	(1)	$-	$-		$15,000

Loren Moll	$-	$15,000	(1)	$-	$-		$15,000

James G. Miller	$-	$15,000	(1)	$-	$-		$15,000

Michael Burstein(2)	$-	$11,250	(2)	$-0-	$-		$11,250

James Loeffelbein(3)	$25,000	$7,500	(3)	$-	$20,000	(3)	$52,500

In July of 2010, each of our current directors was issued 60,000 shares of our common stock valued at $0.25 per share.

(2)	In July of 2010, Mr. Burstein was issued 45,000 shares of our common stock valued at $0.25 per share for his prior services as a director.

(3)
In July of 2010, Mr. Loeffelbein was issued 30,000 shares of our common stock valued at $0.25 per share for his prior services as a director. In addition, in September of 2010 Mr. Loeffelbein was paid $25,000 in cash and issued 80,000 shares of common stock, valued at $0.25 per share, for services performed for the company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions that have occurred during fiscal 2009 and through the nine-months ended September 30, 2010 to which Guardian 8 Corporation was a party or will be a party in which:

•	The amounts involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held for a personal security device in exchange for 19,000,000 shares of our common stock and $300,000. $25,000 was to be paid in July of 2009 and the rest was to be paid as funds became available from common stock sales. Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration. The patent has been valued at the par value of the stock given (15,000,000 shares at $0.001 = $15,000) plus the $300,000 of additional compensation. The total cost of the patent is $315,000 and is being amortized over the 20 year life of the patent. Amortization costs were $9,187 for the period ended December 31, 2009 and $11,812 for the nine months ended September 30, 2010. The $300,000 due to related party was paid (i) $25,000 in June of 2009, (ii) $131,500 in May of 2010, (iii) $115,750 was converted to 463,000 shares at $.25 per share in May of 2010, and (iv) $27,750 in August of 2010 leaving no balance due as of September 30, 2010.

During the period ended December 31, 2009 and the nine months ended September 30, 2010, Charles A. Ross, Jr., a former officer and director, was paid $5,000 per month for his marketing services. This agreement stopped in July of 2010. The total paid for these services was $35,000 during the period ended December 31, 2009 and $33,500 for the nine months ended September 30, 2010.

During the period ended December 31, 2009 and the nine months ended September 30, 2010, a relative of Mr. Ross’ was paid $28,000 and $21,000, respectively, for secretarial services.

During the nine months ended September 30, 2010, the Company paid $25,000 to an entity owned by a former director for consulting services.

During the nine months ended September 30, 2010, the Company issued 80,000 shares, valued at $20,000, to a former director for marketing and public relations services.

RECENT SALES OF SECURITIES

In June of 2009, we issued 19,000,000 shares of common stock to Charles “Andy” Ross, Jr. as partial consideration for the intellectual property related to our personal defense device. In August of 2009, Mr. Ross returned 3,000,000 of these shares to us for cancellation for no consideration. Further, in December of 2009, Mr. Ross returned an additional 1,000,000 shares of common stock to us for cancellation for no consideration.

In June of 2009, we issued 2,000,000 shares of common stock to Steve Cochennet for his services as an officer of the Company.

In June of 2009, we issued and sold a total of 4,000,000 shares of common stock to four (4) of our founders for cash consideration of $100,000.

In June of 2009, we issued 150,000 shares of common stock to Anthony N. DeMint for legal services performed for the Company.

In December of 2009, we issued 100,000 shares to a service provider for business development services valued at $25,000.

In May of 2010, we issued 30,000 shares to a service provider for insurance services valued at $5,000.

In May of 2010, we issued 463,000 shares to Charles “Andy” Ross, Jr. as partial consideration in the amount of $115,750 towards the amount owed to him for the intellectual property related to our personal defense device.

In June of 2010, we completed our first private placement offering of $615,500 through the sale of 2,462,000 shares of common stock at $0.25 per share.

In July of 2010, we issued a total of 255,000 shares of common stock to three of our current directors and two of our former directors for their services as directors.

In September of 2010, we completed our second private placement offering of $300,000 through the sale of 1,200,000 shares of common stock at $0.25 per share.

In September of 2010, we issued 180,000 shares of our common stock to two service providers for business development services valued at $45,000.

All of the above-described issuances were exempt from registration pursuant to Section 4(2) and/or Regulation D of the Securities Act as transactions not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either the Company or any person acting on its behalf. All such securities issued pursuant to such exemptions are restricted securities as defined in Rule 144(a)(3) promulgated under the Securities Act, appropriate legends have been placed on the documents evidencing the securities, and may not be offered or sold absent registration or pursuant to an exemption therefrom.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our articles of incorporation limiting such liability. The foregoing provisions will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

Our bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Guardian 8 if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Guardian 8 in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Exhibits

(a)	Financial statements of businesses acquired

Page
Report of Independent Registered Public Accounting Firm	F-1
Restated Balance Sheets - December 31, 2009 (audited) and September 30, 2010 (unaudited)	F-2
Restated Statements of Operations - June 8, 2009 (inception) to December 31, 2009 (audited) and January 1, 2010 to September 30, 2010 (unaudited)	F-3
Restated Statements of Shareholder’s Equity - June 8, 2009 (inception) to December 31, 2009 (audited) and January 1, 2010 to September 30, 2010 (unaudited)	F-4
Restated Statements of Cash Flows - June 8, 2009 (inception) to December 31, 2009 (audited) and January 1, 2010 to September 30, 2010 (unaudited)	F-5
Notes to Financial Statements	F-6
Pro Forma Financial Statements	F-18

To the Board of Directors and Stockholders
Guardian 8 Corporation
Overland Park, Kansas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the balance sheet of Guardian 8 Corporation as of December 31, 2009 and the related statements of operations, stockholders’ equity, and cash flows for the period from June 8, 2009 (inception) to December 31, 2009. Guardian 8 Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Guardian 8 Corporation as of December 31, 2009 and the results of its operations, stockholders’ equity, and cash flows for the period from June 8, 2009 (inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, the financial statements have been restated to correct a misstatement.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has experienced no revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Kansas City, Missouri
November 5, 2010  except as to the restatement discussed
in Note 9 to the financial statements which is as of March 4, 2011

Guardian 8 Corporation
(A Development Stage Company)
Balance Sheet

	RESTATED
	December 31,	September 30,
	2009	2010
	(Audited)	(Unaudited)
Assets:
Current assets:
Cash	$15	$380,414
Prepaid expenses	-	10,000
Total current assets	15	390,414

Patent, net of accumulation amortization of $301 and
$688 as of December 31, 2009 and September 30, 2010, respectively	10,084	9,697

Total assets	$10,099	$400,111

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$75,669	$30,428
Due to related party	275,000	-
Total current liabilities	350,669	30,428

Commitments and contingencies:
Shareholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares
Authorized; none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares
Authorized; issued and outstanding of 21,250,000 at December 31, 2009 and
25,540,000 at September 30, 2010.	21,250	25,540
Paid in Capital	172,500	1,365,710
Retained earnings	(534,320)	(1,021,567)
Total shareholder’s equity	(340,570)	369,683

Total liabilities and shareholders’ equity	$10,099	$400,111

See notes to financial statements.

Guardian 8 Corporation
(A Development Stage Company)
Statements Of Operations

	RESTATED
	For the period from	For the nine	For the period
	June 8, 2009	month period	From June 8, 2009
	(inception) to	ended	(inception) to
	December 31, 2009	September 30, 2010	September 30, 2010
	(audited)	(unaudited)	(unaudited)

Revenue	$-	$-	$-

Cost of sales	-	-	-

Gross profit	-	-	-

General and administrative expenses	229,705	487,247	716,952

Loss from operations	(229,705)	(487,247)	(716,952)

Other income (expense):
Interest expense	-	-	-
Interest income	-	-	-

	-	-	-

Loss before income tax	(229,705)	(487,247)	(716,952)

Provision for income tax expense	-	-	-

Net (loss)	$(229,705)	$(487,247)	$(716,952)

Net loss per share – basic and diluted	(0.01)	(0.02)

Weighted average shares outstanding	21,150,483	23,325,886

See notes to financial statements.

Guardian 8 Corporation
(A Development Stage Company)
Statement Of Shareholder’s Equity
For the period of June 8, 2009 (inception) to December 31, 2009 (audited) and from January 1, 2010 to September 30, 2010 (unaudited)

	RESTATED
	Common Stock
	Shares	Amount	Paid in Capital	Retained Earnings	Total Equity
(audited)
Balance, June 8, 2009 (inception)	-	$-	$-	$-	$-

Acquisition of patent	15,000,000	15,000	-	(304,615)	(289,615)

Stock sold @ $0.025	4,000,000	4,000	96,000	-	100,000

Stock issued for services @ $0.025	2,150,000	2,150	51,600	-	53,750

Stock issued for services @ $0.25	100,000	100	24,900	-	25,000

Net loss for the year	-	-	-	(229,705)	(229,705)

Balance, December 31, 2009	21,250,000	$21,250	$172,500	$(534,320)	$(340,570)

(unaudited)
Stock issued for services @ $0.25	210,000	210	52,290	-	52,500

Stock issued for debt @ $0.25	463,000	463	115,287	-	115,750

Stock sold for @ $0.25	3,862,000	3,862	961,638	-	965,500

Stock issued to directors @ $0.25	255,000	255	63,495	-	63,750

Stock cancelled	(500,000)	(500)	500	-	-

Net loss for the period	-	-	-	(487,247)	(487,247)

Balance, September 30, 2010	25,540,000	$25,540	$1,365,710	$(1,021,567)	$369,683

See notes to financial statements.

Guardian 8 Corporation
(A Development Stage Company)
Statement of Cash Flows

	RESTATED
	For the period from June 8, 2009 (inception) to December 31,	For the nine month period ended September 30,	For the period from June 8, 2009 (inception) to September 30,
	2009	2010	2010
	(audited)	(unaudited)	(unaudited)

Operating activities:
Net (loss)	$(229,705)	$(487,247)	$(716,952)
Adjustments to reconcile net loss to cash flows
from operating activities:
Stock issued for services	78,750	52,500	131,250
Stock issued for compensation	-	63,750	63,750
Amortization of patent	301	387	688
Change in assets and liabilities-
Prepaid expenses	-	(10,000)	(10,000)
Accounts payable	75,669	(45,242)	30,427
Due to related party	(25,000)	(159,250)	(184,250)

Cash provided by operating activities	(99,985)	(585,101)	(685,086)

Financing activities
Proceeds from common stock sales	100,000	965,500	1,065,500
Proceeds from notes payable	-	10,000	10,000
Payments on notes payable	-	(10,000)	(10,000)

Cash used in financing activities	100,000	965,500	1,065,500

Increase in cash	15	380,399	380,414
Cash, beginning of year	-	15	-

Cash, end of year	$15	$380,414	$380,414

Supplemental cash flow information:
Interest paid	$-	$-	-
Income taxes paid	$-	$-	-

Stock issued for services	$78,750	$52,500	$131,250
Shares issued for services	2,250,000	210,000	2,460,000

Stock issued for compensation	$-	$63,750	$63,750
Shares issued for compensation	-	255,000	255,000

Stock issued for payment on due to related party	$-	$115,750	$115,750
Shares issued for payment on due to related party	-	463,000	463,000

See notes to financial statements

Guardian 8 Corporation
(A Development Stage Company)
Notes to Financial Statements
For the Period of June 8, 2009 (inception) to December 31, 2009 (audited) and the
Nine Months Ended September 30, 2010 (unaudited)

Note 1 – Company Organization and Summary of Significant Accounting Policies
Organization
Guardian 8 Corporation (“Guardian 8”) was incorporated in Nevada on June 8, 2009 as Guardian 6 Corporation.  In August of 2009, we changed our name to Guardian 8 Corporation.  Our principle offices are located in Overland Park, Kansas.  We are a development stage company in the process of developing a personal security device that incorporates countermeasures to help defend against personal attack.

On December 8, 2009, we entered into a letter of intent to merge with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission under section 12g.  Upon consummation of the merger, we will be merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation.  Post merger, Global Risk will change its name to G8 Holdings or a similar name.  However, the letter of intent is non-binding and there can be no assurance that we will consummate the merger with Global Risk. As of September 30, 2010, the merger has not been consummated.

As of December 31, 2009 and September 30, 2010, we have no revenues and have had only limited operations; therefore, we are classified as a development stage company.

Cash and cash equivalents
Cash and cash equivalents include all cash balances in non-interest bearing accounts and money-market accounts.  The Company places its temporary cash investments with quality financial institutions.  At times such investments may be in excess of Federal Deposit Insurance Corporation (FDIC) insurance limit.  The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2009 and September 30, 2010.

Revenue recognition
It is the Company’s policy that revenues will be recognized in accordance with ASC subtopic 605-10, “Revenue Recognition”.  The company will therefore recognize revenue from sales of product upon delivery to its customers where the fee is fixed or determinable, and collectability is probable.  Cash payments received in advance will be recorded as deferred revenue.  There were no revenues for the period ended December 31, 2009 or the nine months ended September 30, 2010.

Warranty
We intend to offer a one year limited warranty on our device.  After the warranty expires, if the device fails to operate properly for any reason, we intend to replace the device either at a discounted price depending on when the device was placed in service or for a flat fee.  These fees are intended to cover the handling and repair costs and include a profit.  Extended warranties which provide additional coverage beyond the limited warranty, ranging from one to four years, are anticipated to be offered for specified fees.

Research and Development costs
The Company expenses all costs of research and development as incurred.  There are R&D costs included in other general and administrative expenses of $38,832 and $205,510 for the period ended December 31, 2009 and the nine months ended September 30, 2010, respectively.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009 and September 30, 2010.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash, accounts payable and amounts due to related party.  Fair values were assumed to approximate carrying values because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.  See Note 7 for further details.

Impairment of long-lived assets
The Company reviews its long-lived assets periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition.  Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss.  An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles.  The Company recognized no impairment losses in the period ended December 31, 2009 and the nine months ended September 30, 2010.

Loss per share
Loss per share is provided in accordance with ASC subtopic 260-10 (formerly Statement of Financial Accounting Standards No. 128).  Basic loss per share is computed by dividing the earnings available to shareholders by the weighted average number of shares outstanding during the period.  There were no securities or stock equivalents considered to be dilutive in the computation of loss per share for the period ended December 31, 2009 and the nine months ended September 30, 2010.

Dividends
We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Income Taxes
The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.  See Note 8 for further details.

Recent pronouncements
On July 1 2009, FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, also known as FASB Accounting Standards Codification (“ASC”) 105, “Generally Accepted Accounting Principles” (“ASC 105”) (the Codification”).  ASC 105 establishes the exclusive authoritative reference for U.S. GAAP for use in financial statements, except for SEC rules and interpretive releases, which are also authoritative GAAP for SEC registrants.  The Codification will supersede all existing non-SEC accounting and reporting standards. Management has determined that adoption of this pronouncement has not material impact on the financial statements.

The FASB issued ASC subtopic 855-10 (formerly SFAS 165 “Subsequent Events”), incorporating guidance on subsequent events into authoritative accounting literature and clarifying the time following the balance sheet date which management reviewed for events and transactions that may require disclosure in the financial statements.  The standard increased our disclosure by requiring disclosure reviewing subsequent events.  ASC 855-10 is included in the “Subsequent Events” accounting guidance.

In April 2009, the FASB issued ASC subtopic 820-10 (formerly Staff Position No. FAS 157-4, Determining Fair Value When Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”).   ASC 820-10 provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset/liability has significantly decreased.  FSP 157-4 also provides guidance on identifying circumstances that indicate a transaction is not orderly.  In addition, FSP 157-4 requires disclosure in interim and annual periods of the inputs and valuation techniques used to measure fair value and a discussion of changes in valuation techniques.  The Company is evaluating the effect of the adoption of FSP 157-4 and determined that it did not have a material impact on its results of operations and financial position.

In July 2006, the FASB issued ASC subtopic 740-10 (formerly Interpretation No. (“FIN”) 48, “Accounting for Uncertainty in Income Taxes”).  ASC 740-10 sets forth a recognition threshold and valuation method to recognize and measure an income tax position taken, or expected to be taken, in a tax return.  The evaluation is based on a two-step approach.  The first step requires an entity to evaluate whether the tax position would “more likely than not,” based upon its technical merits, be sustained upon examination by the appropriate taxing authority.  The second step requires the tax position to be measured at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement.  In addition, previously recognized benefits from tax positions that no longer meet the new criteria would no longer be recognized.  The application of this Interpretation will be considered a change in accounting principle with the cumulative effect of the change recorded to the opening balance of retained earnings in the period of adoption.  Adoption of this new standard did not have a material impact on our financial position, results of operations or cash flows.

In April 2008, the FASB issued ASC 815-40 (formerly Emerging Issues Task Force (“EITF”) 07-05, "Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock").  ASC815-40 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock.  ASC 815-40 is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of this pronouncement did not have a material impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles.  The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”).  All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative.  Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants.  Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification.  The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE).  FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis.  The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity’s economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE.  This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE.  FASB ASC 810 also requires enhanced disclosures about an enterprise’s involvement with a VIE.  Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009.  This will not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 - Transfers and Servicing.  FASB ASC No. 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  FASB ASC No. 860 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  The adoption of FASB ASC No. 860 will not have an impact on our financial statements.

Year end
The Company has adopted December 31 as its year end.

Note 2 – Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the company as a going concern.  However, we have an accumulated deficit of $534,320 as of December 31, 2009 and $1,021,567 as of September 30, 2010.  Our current liabilities exceeded our current assets by $350,654 as of December 31, 2009.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon our continued operations, which in turn is dependent upon our ability to raise additional capital and obtain financing.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

During the nine months ended September 30, 2010, we were able to raise $965,500 through Private Placement Memorandums.  See Note 5 for further details.  We are currently in the process of offering a second Private Placement Memorandum.

Note 3 – Notes payable
In January and February of 2010, we received short-term non-interest bearing loans from four of our shareholders.  These loans totaled $10,000.  The loans were repaid in full in April of 2010.  No interest expense has been imputed or paid relating to these loans.

Note 4 – Patent and Due to Related Party
In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held for a personal security device in exchange for 19,000,000 shares of our common stock and $300,000.  $25,000 was to be paid in July of 2009 and the rest was to be paid as funds became available from common stock sales.  Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration.  The patent has been valued at the par value of the stock given (15,000,000 shares at $0.001 = $15,000) plus the $300,000 of additional compensation.  The total cost of the patent is $315,000 and is being amortized over the 20 year life of the patent.  Amortization costs were $9,187 for the period ended December 31, 2009 and $11,812 for the nine months ended September 30, 2010.  The patent has been valued at $10,365 which is the historical cost.  The value of the cash, note payable, and stock given exceeded the historical cost of the patent by $304,615.  This amount was recorded as a reduction of retained earnings.  The total cost of the patent is being amortized over the 20 year life of the patent.  Amortization costs were $301 for the period ended December 31, 2009 and $387 for the nine months ended September 30, 2010.

The $300,000 due to related party was paid (i) $25,000 in June of 2009, (ii) $131,500 in May of 2010, (iii) $115,750 was converted to 463,000 shares at $.25 per share in May of 2010, and (iiii) $27,750 in August of 2010 leaving no balance due as of September 30, 2010. The issuance of stock for the debt was at the same price being offered in the private placement memo during May of 2010.

No interest expense has been imputed or paid relating to these amounts.

Note 5 – Stockholder’s equity
The Company is authorized to issue up to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Both classes of stock has a par value of $0.001.

In June of 2009, concurrent with our incorporation, one of our officers and directors, agreed to transfer all rights, title and interest in the patent he held in the personal security device in exchange for 19,000,000 shares of our common stock and $300,000.  Before the end of 2009, he returned 4,000,000 shares for cancellation in exchange for no consideration.  During the nine months ended September 30, 2010, 500,000 more shares were returned for cancellation in exchange for no consideration.

In June of 2009, 4,000,000 shares were sold to four investors for a total purchase price of $100,000 or $0.025 per share.

In June of 2009, 2,000,000 shares were issued to an officer of the Company in exchange for his services as President and General Manager.  Those shares were valued at $0.025 per share and $50,000 was expensed as compensation.

In June of 2009, 150,000 shares were issued to an attorney in exchange for legal services.  Those shares were valued at $0.025 per share and $3,750 was expensed as legal expense.

In December of 2009, 100,000 shares were issued to a consultant in exchange for business development consulting services.  Those shares were valued at $0.25 per share and $25,000 was expensed as consulting expense.

As of December 31, 2009, there were 21,250,000 common shares outstanding and no preferred shares outstanding.

During the nine months ended September 30, 2010, 210,000 shares were issued for services.  Those shares were valued at $0.25 and $52,500 was expensed.

During the nine months ended September 30, 2010, $115,750 due to a related party was converted at $0.25 per share into 463,000 shares (See Note 4).

During the nine months ended September 30, 2010 we offered two Private Placement Memorandums for the sale of common stock at $0.25 per share.  The first offering was closed on June 13, 2010.  In accordance with the offering, we have sold 2,462,000 shares of common stock for $615,500.  The second offering is still open. In accordance with the offering, we have sold 1,400,000 shares of common stock for $350,000.

During the nine months ended September 30, 2010, 255,000 shares were issued to the directors for compensation.  Those shares were valued at $0.25 and $63,750 was expensed.

As of September 30, 2010, there were 25,540,000 common shares outstanding and no preferred shares outstanding.

As of December 31, 2009 and September 30, 2010, there were no outstanding options or warrants.

Note 6 – Lease Commitments and Related Party Transactions
During the period ended December 31, 2009 and the three months ended March 31, 2010, the Company leased its operating headquarters on a month to month basis for $1,332 per month.  During the six months ended September 30, 2010, we negotiated our lease and maintained the same headquarters on a month to month basis for $500 per month.

Rent expense was $14,646 for the period ended December 31, 2009 and $6,995 for the nine months ended September 30, 2010.

As of December 31, 2009 and September 30, 2010, we owed an officer and director $275,000 and $0, respectively.  See Note 4 for further details.

During the period ended December 31, 2009 and the nine months ended September 30, 2010, an officer and director was paid $5,000 per month for his marketing services.  This agreement stopped in July of 2010.  The total paid for these services was $35,000 during the year ended December 31, 2009 and $33,500 for the nine months ended September 30, 2010.

During the period ended December 31, 2009 and the nine months ended September 30, 2010, a relative of an officer and director was paid $28,000 and $21,000, respectively, for secretarial services.

During the nine months ended September 30, 2010, the company paid $25,000 to an entity owned by a director for consulting services.

During the nine months ended September 30, 2010, the company issued 80,000 shares, valued at $20,000, to a director for marketing and public relations services.

Note 7 – Fair Value Measurements
The Company adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis.  The adoption of ASC Topic 820-10 did not impact the Company’s financial condition or results of operations. ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date.  A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability.  The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 - Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3 - Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following table presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis as of December 31, 2009:

	Level 1	Level 2	Level 3	Fair Value
Cash	$15	$-	$-	$15
Accounts payable	-	75,669	-	75,669
Due to related party	-	275,000	-	275,000
Total	$15	$350,669	$-	$350,684

The following table presents a reconciliation of  all assets and liabilities measured at fair value on a recurring basis as of September 30, 2010:

	Level 1	Level 2	Level 3	Fair Value
Cash	$380,414	$-	$-	$380,414
Accounts payable	-	30,428	-	30,428
Due to related party	-	-	-	-
Total	$380,414	$30,428	$-	$410,842

Note 8 – Income taxes
The Company follows ASC subtopic 740-10 (formerly Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes”) for recording the provision for income taxes.  ASC 740-10 requires the use of the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company’s operations for the period ended December 31, 2009 and the nine months ended September 30, 2010 resulted in losses, thus no income taxes have been reflected in the accompanying statements of operations.

The provision for income taxes for the period ended December 31, 2009 and the nine months ended September 30, 2010 consists of the following:

	12-31-2009	9-30-2010
Current tax	$-	$-
Benefits of deferred tax assets	78,064	165,618
Change in valuation allowance	(78,064)	(165,618)
Provision for income tax expense	$-	$-

As of December 31, 2009 and September 30, 2010, the Company has net operating loss carry-forwards which may be used to reduce future income taxes payable.  A valuation allowance has been recorded to reduce the net benefit recorded in the financial statements related to this deferred asset.  The valuation allowance is deemed necessary as a result of the uncertainty associated with the ultimate realization of these deferred tax assets.

Below is a summary of deferred tax asset calculations as of December 31, 2009 based on a 34% income tax rate.  Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset.  Thus, an offsetting allowance has been established for the deferred asset.

	Deferred tax asset	34% tax rate
Net operating loss	$229,705	$78,100
Patent amortization	(105)	(36)
		78,064
Valuation allowance		(78,064)
Deferred tax asset		$-

Below is a summary of deferred tax asset calculations as of September 30, 2010 based on a 34% income tax rate.  Currently there is no reasonable assurance that the Company will be able to take advantage of a deferred tax asset.  Thus, an offsetting allowance has been established for the deferred asset.

	Deferred tax asset	34% tax rate
Net operating loss	$716,952	$243,764
Patent amortization	(240)	(82)
		243,682
Valuation allowance		(243,682)
Deferred tax asset		$-

For financial reporting purposes, the Company has incurred a loss since inception to September 30, 2010.  Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable.  Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2009 and September 30, 2010.  Further, management does not believe it has taken the position in the deductibility of its expenses that creates a more likely than not potential for future liability under the guidance of FIN 48.

Note 9 – Restatement of Financial Statements
A misstatement was discovered relating to an over statement of $304,228 in the carrying value of the Company’s patent.  The correction resulted in a net decrease in the carrying value of the Company’s patent in the amount of $304,615.  As a result of the decrease in carrying value, a corresponding decrease in the amount of amortization reported in the year ended December 31, 2009 and the nine months ended September 30, 2010, was also corrected.  The net correction resulted in an overall increase in the Company’s accumulated deficit of $284,304 as of September 30, 2010.

Details of the correction are as follows:

	As originally Filed	Correction	As Restated
Balance sheet at September 30, 2010
Assets:
Patent	$315,000	$(304,615)	$10,385
Less: Accumulated amortization	(20,999)	20,311	(688)

Patent, net of amortization	294,001	(284,304)	9,697

Shareholders’ equity
Retained earnings	$(737,263)	$284,304	$(1,021,567)

Statement of Operations for the nine months ended September 30, 2010

General and administrative expenses	$498,672	$(11,425)	$487,247

Net loss	(498,672)	11,425	$(487,247)

Net loss per share – basic and diluted	$(0.02)	$-	$(0.02)

	As originally Filed	Correction	As Restated
Balance sheet at December 31, 2009
Assets:
Patent	$315,000	$(304,615)	$10,385
Less: Accumulated amortization	(9,187)	8,886	(301)

Patent, net of amortization	305,813	(295,729)	10,084

Shareholders’ equity
Retained earnings	$(238,591)	$294,729	$(534,320)

Statement of Operations for the year ended December 31, 2009

General and administrative expenses	$238,591	$(8,886)	$229,705

Net loss	(238,591)	8,886	$(229,705)

Net loss per share – basic and diluted	$(0.01)	$-	$(0.01)

	As originally Filed	Correction	As Restated
Statement of Operations for the period
June 8, 2009 (inception) to
September 30, 2010
General and administrative expenses	$737,263	$(20,311)	$716,952

Net loss	$(737,263)	$20,311	$(716,952)

Note 10 – Subsequent events

In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through November 5, 2010, the date the financial statements were issued.

On December 8, 2009, we entered into a letter of intent to merge with Global Risk Management & Investigative Solutions (“Global Risk”), a public company with its common stock registered with the United States Securities and Exchange Commission under section 12g. Upon consummation of the merger, we will be merged into a newly formed wholly owned subsidiary of Global Risk, with the Company being the surviving corporation. Post merger, Global Risk will change its name to G8 Holdings or a similar name. However, the letter of intent is non-binding and there can be no assurance that we will consummate the merger with Global Risk. As of the issue date of this report, the merger has not been consummated.

(b)	Pro forma financial information

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of Guardian 8 Corporation (“Guardian 8”) (a Nevada Corporation) in exchange for 25,540,000 shares of common stock of Global Risk Management & Investigative Solutions (“GRMI”) (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction.  Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of Guardian 8 (included herein) and GRMI (filed with the SEC).

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on September 30, 2010.  The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of Guardian 8 and GRMI for the year ended December 31, 2009 and the nine months ended September 30, 2010.

 Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)

September 30, 2010

	"GRMI"	"Guardian 8"	Pro Forma Eliminations		Unaudited Pro Forma
Assets

Current assets:
Cash	$8,362	$380,414	(8,362)	(2)	$380,414
Accounts receivable	5,672	-	(5,672)	(2)	-
Prepaid expenses	1,370	10,000			11,370
Total current assets	15,404	390,414			391,784

Patent, net of accumulation amortization of $688	-	9,697			9,697

Total assets	$15,404	$400,111			$401,481

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$7,300	$30,428	(7,300)	(2)	$30,428
Accrued expenses	16,735	-	(16,735)	(2)	-
Total current liabilities	24,035	30,428			30,428

Stockholders’ equity (deficit)
Common stock	5,554	25,540	(4,292)	(1)	26,802
Additional paid-in capital	527,348	1,365,710	(537,241)	(1)
			10,001	(2)	1,365,818
Accumulated (deficit)	(541,533)	(1,021,567)	541,533	(1)	(1,021,567)
Total stockholders’ equity (deficit)	(8,631)	369,683			371,053
Total liabilities and stockholders’ equity (deficit)	$15,404	$400,111			$401,481

See note to pro forma condensed consolidated financial statements (unaudited)

Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)

For the year ended December 31, 2009

	"GRMI"	"Guardian 8"	Pro Forma Adjustments	Unaudited Pro Forma

Revenue	$37,193	$-	$8,565	$37,193

Expenses:
Direct costs	3,946	-		3,946
Direct costs – related party	33,789	-		33,789
General and administrative expenses	83,551	229,705		313,256
Executive compensation	125,000	-		125,000
Total expenses	246,286	229,705		475,991

Net operating (loss)	(209,093)	(229,705)		(438,789)

Other income (expense):
Interest expense	(6)	-		(6)
Total other income	(6)	-		(6)

Net (loss)	$(209,099)	$(229,705)		$(438,804)

Weighted average number of common shares outstanding - basic and fully diluted	4,180,391	21,150,483

Net (loss) per share – basic and fully diluted	$(0.05)	$(0.01)

See notes to pro forma condensed consolidated financial statements (unaudited)

Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)

For the nine months ended September 30, 2010

	"GRMI"	"Guardian 8"	Pro Forma Adjustments	Unaudited Pro Forma

Revenue	$29,750	$-		$29,750

Expenses:
Direct costs	1,553	-		1,553
Direct costs – related party	22,334	-		22,334
General and administrative expenses	39,166	487,247		526,413
Executive compensation	62,500	-		62,500
Total expenses	125,553	487,247		612,800

Net operating (loss)	(95,803)	(487,247)		(583,050)

Other income (expense):
Gain on debt settlement	10,511	-		10,511
Interest expense	(5)	-		(5)
Total other income	10,506	-		10,506

Net (loss)	$(85,297)	$(487,247)		$(572,544)

Weighted average number of common shares outstanding - basic and fully diluted	5,058,672	23,325,886

Net (loss) per share – basic and fully diluted	$(0.02)	$(0.02)

See notes to pro forma condensed consolidated financial statements (unaudited)

Notes to Pro Forma Condensed Consolidated Financial Statement
(Unaudited)

Note 1

In accordance with the Merger Agreement, Global Risk Management & Investigative Solutions (“GRMI”) acquired 100% of the outstanding shares of Guardian 8 Corporation in exchange for 25,540,000 shares of its common stock or 95 % ownership interest in GRMI. The pro forma adjustments reflect the recapitalization of Guardian 8 as the acquirer of GRMI resulting from the controlling interest acquired by Guardian 8 as of September 30, 2010. Because the acquisition was accounted for under the purchase method, there was neither goodwill recognized nor any adjustments to the book value of the net assets of GRMI that would affect the pro forma statement of operations.

Note 2

In connection with the Merger Agreement, the President and CEO of Global Risk agreed to assume the net liabilities of Global Risk totaling $21,345 prior to consummation of the merger.

Note 3

The operations of the combined entity going forward will not include business from Global Risk that produced revenue in the year ended December 31, 2009 and the nine months ended September 30, 2010.  The operations of Global Risk should be disregarded going forward and the combined entity will only contain the operations of Guardian 8.

(c)	Shell company transactions

Audited financial statements of Guardian 8 are set forth above.

EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the Form 8-K/A filed on February 23, 2011)
2.2	Articles of Merger (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on December 21, 2010)
3.1	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on December 21. 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

Date: March 8, 2011	By:	/s/ Steve Cochennet
Steve Cochennet
Chief Executive Officer